Exhibit 5.1

January 12, 2016

Matter No. 954713

Doc Ref: 10705583v1

284-852-1111

audrey.robertson@conyersdill.com

Luxoft Holding, Inc.

24 De Castro Street

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

Dear Sirs,

Re:  Registration Statement on Form S-8 of Luxoft Holding, Inc (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration of 568,131 of the Company’s Class A ordinary shares of no par value (the “Shares”) pursuant to an amendment to the Company’s 2014 Incentive Compensation Plan.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the Registrar of Corporate Affairs (the “Registrar”) on January 11, 2016; minutes of a meeting of its Board of Directors (the “Board”) held on November 10, 2015; written resolutions of its shareholders adopted effective November 26, 2015; (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated January 11, 2016, a certificate issued by Mossack Fonseca & Co. (B.V.I.) Ltd. in its capacity as registered agent to the Company dated January 12, 2016 (the “Registered Agent’s Certificate”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof; and (f) that the contents of the Registered Agent’s Certificate are true and correct as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

Based on the foregoing, it is our opinion that the above-referenced 568,131 of the Company’s Shares reserved for issuance under the amendment to the 2014 Incentive Compensation Plan have been duly authorized by the Company, and, when issued as provided under the amendment to the 2014 Incentive Compensation Plan, will be validly issued, fully paid and non-assessable ordinary shares of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman